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EXHIBIT 32.2

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Ilan Daskal, the Chief Financial Officer of International Rectifier Corporation (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

  (i)
  the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: November 6, 2008
/s/ ILAN DASKAL Ilan Daskal Chief Financial Officer (Principal Financial and Accounting Officer)

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  EXHIBIT 32.2